Worldwide Headquarters 1200 Willow Lake Boulevard St. Paul, Minnesota 55110-5101	Exhibit 99.1 Steven Brazones Investor Relations Contact 651-236-5060

NEWS	March 26, 2025

H.B. Fuller Reports First Quarter 2025 Results

Net Revenue of $789 million, down 2.7% year-on-year; Organic revenue up 1.9% year-on-year

Net income of $13 million; Reported EPS (diluted) of $0.24; Adjusted EPS (diluted) of $0.54

Adjusted EBITDA of $114 million; Adjusted EBITDA margin of 14.5%

Repurchased 678 thousand shares in the first quarter

ST. PAUL, Minn. – H.B. Fuller Company (NYSE: FUL) today reported financial results for its first quarter that ended March 1, 2025.

First Quarter 2025 Noteworthy Items:

■

Net revenue was $789 million; unfavorable foreign currency translation and the divestiture of the flooring business resulted in net revenue declining 2.7% year-on-year; organic revenue was up 1.9% year-on-year driven by improved volume;

■	Gross margin was 28.8%; adjusted gross margin of 29.6% decreased slightly year-on-year driven by increased raw material costs;
■

Net income was $13 million; adjusted EBITDA was $114 million, down 7% versus last year, as expected, as volume growth and positive pricing was more than offset by higher raw material costs and variable compensation;

■	Repurchased 678 thousand shares during the quarter.

Summary of First Quarter 2025 Results:

The Company’s net revenue for the first quarter of fiscal 2025 was $789 million, down 2.7% versus the first quarter of fiscal 2024. Organic revenue increased 1.9% year-on-year, with pricing increasing 0.2% and volume increasing 1.7%. Foreign currency translation decreased net revenue by 3.4% and acquisitions/divestitures decreased net revenue by 1.2%.

Gross profit in the first quarter of fiscal 2025 was $227 million. Adjusted gross profit was $233 million. Adjusted gross profit margin of 29.6% decreased 50 basis points year-on-year. While raw material cost inflation has started to moderate, it was still up year-on-year in the first quarter, resulting in the decline in adjusted gross margin.

Selling, general and administrative (SG&A) expense was $181 million in the first quarter of fiscal 2025 and adjusted SG&A was $169 million, up 2 percent year-on-year. The impact of acquisitions and higher variable compensation drove most of the year-on-year increase in adjusted SG&A.

Net income attributable to H.B. Fuller for the first quarter of fiscal 2025 was $13 million. Adjusted net income attributable to H.B. Fuller for the first quarter of fiscal 2025 was $30 million. Reported EPS (diluted) was $0.24 and Adjusted EPS (diluted) was $0.54.

Adjusted EBITDA in the first quarter of fiscal 2025 was $114 million, down 7% year-on-year, as expected, driven by the impact of higher raw material costs and higher variable compensation.

“I am encouraged by our first quarter financial performance and positive organic sales growth,” said Celeste Mastin, president and chief executive officer. “Despite weak overall market demand conditions, we remain focused on pricing discipline, market share gains, and effectively managing our cost structure. Simultaneously, we continue to execute our long-term strategic plan to optimize our portfolio mix and streamline our manufacturing cost structure to drive our business toward our greater than 20% EBITDA margin target.

“As we look ahead, we remain cautious given weak overall market demand and unpredictable geopolitical conditions around the globe. Nevertheless, we are off to a solid start to the year and remain confident we can successfully adapt and execute in this dynamic environment to deliver growth in both organic sales and EBITDA for the year, while expanding EBITDA margin.”

Balance Sheet and Working Capital:

Net debt at the end of the first quarter of fiscal 2025 was $2,074 million, up $233 million sequentially versus the fourth quarter and up $409 million year-on-year. Acquisitions principally drove the increase in net debt, both year-on-year and sequentially. Net debt-to-adjusted EBITDA increased to 3.5X at the end of the first quarter of fiscal 2025.

Net working capital in the first quarter of fiscal 2025 increased $9 million sequentially versus the fourth quarter and declined $12 million year-on-year. As a percentage of annualized net revenue, net working capital was essentially flat year-on-year. Cash flow from operations was down versus last year, as expected, driven by higher working capital needs associated with revenue growth. As previously communicated, cash flow delivery for 2025 is expected to be weighted to the second half of the year.

Fiscal 2025 Outlook:

The Company’s full year outlook for fiscal year 2025 remains unchanged from what was previously communicated in January of this year.

■	Net revenue growth for fiscal 2025 is expected to be down 2% to 4%, adjusting for the divestiture of the Flooring business, net revenue is expected to be up 1% to 2%;
■	Organic revenue growth is expected to be flat to up 2% versus fiscal 2024;
■	Adjusted EBITDA for fiscal 2025 is expected to be in the range of $600 million to $625 million, equating to growth of approximately 1% to 5% year-on-year;
■	Adjusted EPS (diluted) is expected to be in the range of $3.90 to $4.20, equating to a range of up 2% to 9% year-on-year;
■	Operating cash flow in fiscal year 2025 is expected to be between $300 million and $325 million;
■	Adjusted EBITDA for the second quarter of 2025 is expected to be in the range of $150 million to $160 million.

Conference Call:

The Company will hold a conference call on March 27, 2025, at 9:30 a.m. CT (10:30 a.m. ET) to discuss its results. Interested parties may listen to the conference call on a live webcast. The webcast, along with a supplemental presentation, may be accessed from the Company’s website at https://investors.hbfuller.com. Participants must register prior to accessing the webcast using this link and should do so at least 10 minutes prior to the start of the call to install and test any necessary software and audio connections. A telephone replay of the conference call will be available from 12:30 p.m. CT on March 27, 2025, to 10:59 p.m. CT on April 3, 2025. To access the telephone replay dial 1-800-770-2030 (toll free) or 1-609-800-9909, and enter Conference ID: 6370505.

Regulation G:

The information presented in this earnings release regarding consolidated and segment organic revenue growth, operating income, adjusted gross profit, adjusted gross profit margin, adjusted selling, general and administrative expense, adjusted income before income taxes and income from equity investments, adjusted income taxes, adjusted effective tax rate, adjusted net income, adjusted diluted earnings per share, adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA), adjusted EBITDA margin, net debt, net debt-to-adjusted EBITDA, trailing twelve months adjusted EBITDA, net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue does not conform to U.S. generally accepted accounting principles (U.S. GAAP) and should not be construed as an alternative to the reported results determined in accordance with U.S. GAAP. Management has included this non-GAAP information to assist in understanding the operating performance of the Company and its operating segments as well as the comparability of results to the results of other companies. The non-GAAP information provided may not be consistent with the methodologies used by other companies. All non-GAAP information is reconciled with reported U.S. GAAP results in the “Regulation G Reconciliation” tables in this press release with the exception of our forward-looking non-GAAP measures contained above in our Fiscal 2025 Outlook, which the Company cannot reconcile to forward-looking GAAP results without unreasonable effort.

About H.B. Fuller:

As the largest pureplay adhesives company in the world, H.B. Fuller’s (NYSE: FUL) innovative, functional coatings, adhesives and sealants enhance the quality, safety and performance of products people use every day. Founded in 1887, with 2024 revenue of $3.6 billion, our mission to Connect What Matters is brought to life by more than 7,500 global team members who collaborate with customers across more than 30 market segments in over 140 countries to develop highly specified solutions that enable customers to bring world-changing innovations to their end markets. Learn more at www.hbfuller.com.

Safe Harbor for Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements often address expected future business and financial performance, financial condition, and other matters, and often contain words or phrases such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “opportunity,” “outlook,” “plan,” “project,” “seek,” “should,” “strategy,” “target,” “will,” “will be,” “will continue,” “will likely result,” “would” and similar expressions, and variations or negatives of these words or phrases. These statements are subject to various risks and uncertainties that could cause our actual results to differ materially from those in the forward-looking statements, including but not limited to the following: the availability and pricing of raw materials; the impact of potential cybersecurity attacks and security breaches; failures in our information technology systems; the impact on the supply chain, raw material costs and pricing of our products due to military conflict, including between Russia and Ukraine and in the Middle East; the impact on our margins and product demand due to inflationary pressures; the substantial amount of debt we have incurred to finance our acquisition of Royal, our ability to repay or refinance our debt or to incur additional debt in the future, our need for a significant amount of cash to service and repay the debt and to pay dividends on our common stock, and the effect of debt covenants that limit the discretion of management in operating the business or in paying dividends; our ability to pay dividends and to pursue growth opportunities if we continue to pay dividends according to our current dividend policy; our ability to effectively manage and realize expected benefits from completed and future mergers, acquisitions, and divestitures; our ability to achieve expected synergies, cost savings and operating efficiencies from our restructuring initiatives and operational improvement projects within the expected time frames or at all; our ability to effectively implement Project ONE; uncertain political and economic conditions; fluctuations in product demand; competing products and pricing; our geographic and product mix; disruptions to our relationships with our major customers and suppliers; regulatory compliance across our global footprint; trade policies and economic sanctions impacting our markets; changes in tax laws and tariffs; devaluations and other foreign exchange rate fluctuations; the impact of litigation and investigations, including for product liability and environmental matters; impairment charges on our goodwill or long-lived assets; the consequences of the COVID-19 outbreak and other pandemics on our operations and financial results; the effect of new accounting pronouncements and accounting charges and credits; and similar matters.

Additional information about these various risks and uncertainties can be found in the “Risk Factors” section of our Form 10-K filings, and any updates to the risk factors in our Form 10-Q and 8-K filings with the SEC, but there may be other risks and uncertainties that we are unable to identify at this time or that we do not currently expect to have a material impact on the business. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. We do not undertake to update or revise any forward-looking statements, except as required by law.

H.B. FULLER COMPANY AND SUBSIDIARIES
CONSOLIDATED FINANCIAL INFORMATION
In thousands, except per share amounts (unaudited)

	Three Months Ended	Percent of	Three Months Ended	Percent of
	March 1, 2025	Net Revenue	March 2, 2024	Net Revenue
Net revenue	$788,663	100.0%	$810,419	100.0%
Cost of sales	(561,588)	(71.2)%	(571,182)	(70.5)%
Gross profit	227,075	28.8%	239,237	29.5%

Selling, general and administrative expenses	(180,628)	(22.9)%	(172,362)	(21.3)%
Other income, net	3,207	0.4%	1,501	0.2%
Interest expense	(32,042)	(4.1)%	(31,901)	(3.9)%
Interest income	1,100	0.1%	1,307	0.2%
Income before income taxes and income from equity method investments	18,712	2.4%	37,782	4.7%

Income taxes	(5,945)	(0.8)%	(7,814)	(1.0)%

Income from equity method investments	497	0.1%	1,044	0.1%
Net income including non-controlling interest	13,264	1.7%	31,012	3.8%

Net income attributable to non-controlling interest	(16)	(0.0)%	(21)	(0.0)%
Net income attributable to H.B. Fuller	$13,248	1.7%	$30,991	3.8%

Basic income per common share attributable to H.B. Fuller	$0.24		$0.57
Diluted income per common share attributable to H.B. Fuller	$0.24		$0.55

Weighted-average common shares outstanding:
Basic	54,998		54,702
Diluted	56,029		56,573

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 1,	March 2,
	2025	2024

Net income attributable to H.B. Fuller	$13,248	$30,991

Adjustments:
Acquisition project costs[1]	9,828	2,043
Organizational realignment[2]	8,774	7,262
Project One[3]	3,064	3,213
Discrete tax items[4]	992	(2,527)
Income tax effect on adjustments[5]	(5,909)	(3,290)
Adjusted net income attributable to H.B. Fuller[6]	29,997	37,692

Add:
Interest expense	32,030	31,901
Interest income	(1,100)	(1,307)
Adjusted Income taxes	10,862	13,631
Depreciation and Amortization expense[7]	42,567	41,101
Adjusted EBITDA[6]	114,356	123,018

Diluted Shares	56,029	56,573
Adjusted diluted income per common share attributable to H.B. Fuller[6]	$0.54	$0.67
Revenue	$788,663	$810,419
Adjusted EBITDA margin[6]	14.5%	15.2%

1 Acquisition project costs include costs related to evaluating, acquiring and integrating business acquisitions. Acquisition project costs include $9,192 and $1,293 in transaction costs (primarily consulting and professional fees, representations and warranties insurance premiums and employee acquisition-related travel expenses) and $636 and $214 in purchase accounting costs (primarily professional fees for valuation services, inventory step-up cost and the impact of changes to contingent consideration liabilities after the completion of the purchase price allocation) and $0 and $536 in business integration costs (primarily costs of transition services agreements and for the three months ended March 2, 2024, retention bonuses paid to employees of the acquired entities) for the three months ended March 1, 2025 and March 2, 2024, respectively.

2 Organizational realignment includes costs incurred as a direct result of the organizational realignment program, including professional fees related to legal entity and business structure changes, employee retention and severance costs, and facility rationalization costs related to the closure of production facilities and consolidation of business activities. Facility rationalization costs include plant closure costs, the impact of accelerated depreciation and for the three months ended March 2, 2024, operational inefficiencies. Organizational realignment includes $2,240 and $1,553 in professional fees related to legal entity and business structure changes, $1,172 and $2,191 in employee severance and other related costs, and $5,362 and $3,516 related to facility rationalization costs for the three months ended March 1, 2025 and March 2, 2024, respectively.

3 Project One includes non-capitalizable project costs related to implementing our global Enterprise Resource Planning system, including upgrading to SAP S/4HANA®, which has upgraded and standardized our information system.

4 Discrete tax items for the three months ended March 1, 2025 are related to various foreign tax matters. Discrete tax items for the three months March 2, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation.

5 The income tax effect on adjustments represents the difference between income taxes on net income before income taxes and income from equity method investments reported in accordance with U.S. GAAP and adjusted net income before income taxes and income from equity method investments.

6 Adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin are non-GAAP financial measures. Adjusted net income attributable to H.B. Fuller is defined as net income before the specific adjustments shown above. Adjusted diluted income per common share is defined as adjusted net income attributable to H.B. Fuller divided by the number of diluted common shares. Adjusted EBITDA is defined as net income before interest, income taxes, depreciation, amortization and the specific adjustments shown above. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenue. The table above provides a reconciliation of adjusted net income attributable to H.B. Fuller, adjusted diluted income per common share attributable to H.B. Fuller, adjusted EBITDA and adjusted EBITDA margin to net income attributable to H.B. Fuller, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

7 Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller totaling ($30) and ($2,422) for the three months ended March 1, 2025 and March 2, 2024, respectively.

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
In thousands (unaudited)

	Three Months Ended
	March 1,	March 2,
	2025	2024
Net Revenue:
Hygiene, Health and Consumable Adhesives	$368,225	$368,078
Engineering Adhesives	236,758	226,075
Building Adhesive Solutions	183,680	179,666
Corporate unallocated	-	36,600
Total H.B. Fuller	$788,663	$810,419

Segment Operating Income (Loss):
Hygiene, Health and Consumable Adhesives	$29,949	$47,393
Engineering Adhesives	28,051	25,820
Building Adhesive Solutions	6,577	7,139
Corporate unallocated	(18,130)	(13,477)
Total H.B. Fuller	$46,447	$66,875

Adjusted EBITDA[6]
Hygiene, Health and Consumable Adhesives	$46,891	$62,863
Engineering Adhesives	44,188	38,202
Building Adhesive Solutions	21,803	21,410
Corporate unallocated	1,474	543
Total H.B. Fuller	$114,356	$123,018

Adjusted EBITDA Margin[6]
Hygiene, Health and Consumable Adhesives	12.7%	17.1%
Engineering Adhesives	18.7%	16.9%
Building Adhesive Solutions	11.9%	11.9%
Corporate unallocated	0.0%	1.5%
Total H.B. Fuller	14.5%	15.2%

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 1,	March 2,
	2025	2024
Income before income taxes and income from equity method investments	$18,712	$37,782

Adjustments:
Acquisition project costs[1]	9,828	2,043
Organizational realignment[2]	8,774	7,262
Project One[3]	3,064	3,213
Adjusted income before income taxes and income from equity method investments[8]	$40,378	$50,300

8 Adjusted income before income taxes and income from equity investments is a non-GAAP financial measure. Adjusted income before income taxes and income from equity investments is defined as income before income taxes and income from equity investments before the specific adjustments shown above. The table above provides a reconciliation of adjusted income before income taxes and income from equity investments to income before income taxes and income from equity investments, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands, except per share amounts (unaudited)

	Three Months Ended
	March 1,	March 2,
	2025	2024
Income Taxes	$(5,945)	$(7,814)

Adjustments:
Acquisition project costs[1]	(2,680)	(537)
Organizational realignment[2]	(2,393)	(1,908)
Project One[3]	(836)	(845)
Discrete tax items[4]	992	(2,527)
Adjusted income taxes[9]	$(10,862)	$(13,631)

Adjusted income before income taxes and income from equity method investments	$40,378	$50,300
Adjusted effective income tax rate[9]	26.9%	27.1%

9  Adjusted income taxes and adjusted effective income tax rate are non-GAAP financial measures. Adjusted income taxes is defined as income taxes before the specific adjustments shown above. Adjusted effective income tax rate is defined as income taxes divided by adjusted income before income taxes and income from equity method investments. The table above provides a reconciliation of adjusted income taxes and adjusted effective income tax rate to income taxes, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 1,	March 2,
	2025	2024

Net revenue	$788,663	$810,419

Gross profit	$227,075	$239,237
Gross profit margin	28.8%	29.5%

Adjustments:
Acquisition project costs[1]	607	81
Organizational realignment[2]	5,456	4,411
Project One[3]	94	-
Adjusted gross profit[10]	$233,232	$243,729
Adjusted gross profit margin[10]	29.6%	30.1%

10 Adjusted gross profit and adjusted gross profit margin are non-GAAP financial measures. Adjusted gross profit and adjusted gross profit margin is defined as gross profit and gross profit margin excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted gross profit and gross profit margin to gross profit and gross profit margin, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	March 1,	March 2,
	2025	2024

Selling, general and administrative expenses	$(180,628)	$(172,362)

Adjustments:
Acquisition project costs[1]	7,706	1,962
Organizational realignment[2]	1,296	2,551
Project One[3]	2,970	3,213
Adjusted selling, general and administrative expenses[11]	$(168,656)	$(164,636)

11 Adjusted selling, general and administrative expenses is a non-GAAP financial measure. Adjusted selling, general and administrative expenses is defined as selling, general and administrative expenses excluding the specific adjustments shown above. The table above provides a reconciliation of adjusted selling, general and administrative expenses to selling, general and administrative expenses, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health		Building
Three Months Ended:	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
March 1, 2025	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$32,160	$29,023	$9,132	$70,315	$(57,067)	$13,248
Adjustments:
Acquisition project costs[1]	-	-	-	-	9,828	9,828
Organizational realignment[2]	-	-	-	-	8,774	8,774
Project One[3]	-	-	-	-	3,064	3,064
Discrete tax items[4]	-	-	-	-	992	992
Income tax effect on adjustments[5]	-	-	-	-	(5,909)	(5,909)
Adjusted net income attributable to H.B. Fuller[6]	32,160	29,023	9,132	70,315	(40,318)	29,997
Add:
Interest expense	-	-	-	-	32,030	32,030
Interest income	-	-	-	-	(1,100)	(1,100)
Adjusted Income taxes	-	-	-	-	10,862	10,862
Depreciation and amortization expense[7]	14,731	15,165	12,671	42,567	-	42,567
Adjusted EBITDA[6]	$46,891	$44,188	$21,803	$112,882	$1,474	$114,356
Revenue	$368,225	$236,758	$183,680	$788,663	$-	$788,663
Adjusted EBITDA Margin[6]	12.7%	18.7%	11.9%	14.3%	NMP	14.5%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Hygiene, Health		Building
Three Months Ended:	and Consumable	Engineering	Adhesive		Corporate	H.B. Fuller
March 2, 2024	Adhesives	Adhesives	Solutions	Total	Unallocated	Consolidated
Net income attributable to H.B. Fuller	$48,888	$26,476	$8,967	$84,331	$(53,340)	$30,991
Adjustments:
Acquisition project costs[1]	-	-	-	-	2,043	2,043
Organizational realignment[2]	-	-	-	-	7,262	7,262
Project One[3]	-	-	-	-	3,213	3,213
Discrete tax items[4]	-	-	-	-	(2,527)	(2,527)
Income tax effect on adjustments[5]	-	-	-	-	(3,290)	(3,290)
Adjusted net income attributable to H.B. Fuller[6]	48,888	26,476	8,967	84,331	(46,639)	37,692
Add:
Interest expense	-	-	-	-	31,901	31,901
Interest income	-	-	-	-	(1,307)	(1,307)
Adjusted Income taxes	-	-	-	-	13,631	13,631
Depreciation and amortization expense[7]	13,975	11,726	12,443	38,144	2,957	41,101
Adjusted EBITDA[6]	$62,863	$38,202	$21,410	$122,475	$543	$123,018
Revenue	$368,078	$226,075	$179,666	$773,819	$36,600	$810,419
Adjusted EBITDA Margin[6]	17.1%	16.9%	11.9%	15.8%	1.5%	15.2%

Note: Adjusted EBITDA is a non-GAAP financial measure. The table above provides a reconciliation of adjusted EBITDA for each segment to net income attributable to H.B. Fuller for each segment, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

NMP = Non-meaningful percentage

H.B. FULLER COMPANY AND SUBSIDIARIES
SEGMENT FINANCIAL INFORMATION
NET REVENUE GROWTH (DECLINE)
(unaudited)

Three Months Ended
March 1, 2025
Price	0.2%
Volume	1.7%
Organic Growth[12]	1.9%
M&A	(1.2)%
Constant currency	0.7%
F/X	(3.4)%
Total H.B. Fuller Net Revenue	(2.7)%

Revenue growth versus 2024	Three Months Ended
	March 1, 2025

	Net Revenue	F/X	Constant Currency	M&A	Organic Growth[12]
Hygiene, Health and Consumable Adhesives	0.0%	(5.0)%	5.0%	0.8%	4.2%
Engineering Adhesives	4.7%	(2.1)%	6.8%	8.7%	(1.9)%
Building Adhesive Solutions	2.2%	(2.4)%	4.6%	2.4%	2.2%
Corporate Unallocated[13]	(100.0)%	0.0%	(100.0)%	(100.0)%	0.0%
Total H.B. Fuller	(2.7)%	(3.4)%	0.7%	(1.2)%	1.9%

12 We use the term “organic revenue” to refer to net revenue, excluding the effect of foreign currency changes and acquisitions and divestitures. Organic growth reflects adjustments for the impact of period-over-period changes in foreign currency exchange rates on revenues and the revenues associated with acquisitions and divestitures.

13 Corporate Unallocated includes revenue for the North America Flooring business for the three months ended March 2, 2024. This business was sold in the first quarter of 2025 and as a result all activity for prior years was moved to Corporate Unallocated.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	Three Months Ended
	June 1, 2024	August 31, 2024	November 30, 2024	March 1, 2025	Trailing Twelve Months Ended[18] March 1, 2025	Year Ended November 30, 2024

Net income attributable to H.B. Fuller	$51,264	$55,361	$(7,359)	$13,248	$112,514	$130,256

Adjustments:
Acquisition project costs[1]	1,467	3,474	4,051	9,828	18,820	11,035
Organizational realignment[2]	7,275	9,471	15,958	8,774	41,478	39,996
Project One[3]	2,845	3,154	2,672	3,064	11,735	11,885
Business divestiture[14]	-	-	47,267	-	47,267	47,267
Other[15]	914	(2,904)	39	-	(1,951)	(1,981)
Discrete tax items[16]	1,317	(2,937)	(1,322)	992	(1,950)	(5,469)
Income tax effect on adjustments[5]	(1,558)	(1,624)	(9,339)	(5,909)	(18,430)	(15,811)
Adjusted net income attributable to H.B. Fuller[6]	63,524	63,995	51,967	29,997	209,483	217,178

Add:
Interest expense	32,313	35,287	33,621	32,030	133,251	133,122
Interest income	(1,197)	(1,090)	(1,084)	(1,100)	(4,471)	(4,679)
Adjusted Income taxes	22,658	22,825	18,546	10,862	74,891	77,661
Depreciation and Amortization expense[17]	39,952	44,235	45,286	42,567	172,040	170,573
Adjusted EBITDA[6]	$157,250	$165,252	$148,336	$114,356	$585,194	$593,855

[14] Business divestiture for the three months and year ended November 30, 2024 includes impairment losses for goodwill and long-lived assets, and project costs incurred as a direct result of the pending sale of the North America Flooring business. Impairment losses represent the difference between the book value of the assets held for sale and their net realizable value.

[15] Other includes a gain from insurance recoveries and a loss from the write-off of a cost method investment for the three months ended August 31, 2024 and the year ended November 30, 2024.

[16] Discrete tax items for the three months ended June 1, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended August 31, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation. Discrete tax items for the three months ended November 30, 2024 are related to various foreign tax matters. Discrete tax items for the three months ended March 1, 2025 are related to various foreign tax matters. Discrete tax items for the year ended November 30, 2024 are related to various foreign tax matters as well as excess tax benefit related to U.S. stock compensation.

[17] Depreciation and amortization expense added back for EBITDA is adjusted for amounts already included in adjusted net income attributable to H.B. Fuller. Depreciation and amortization expense added back was ($1,198) for the three months ended June 1, 2024, $194 for the three months ended August 31, 2024, ($711) for the three months ended November 30, 2024, ($30) for the three months ended March 1, 2025 and ($4,137) for the year ended November 30, 2024.

[18] Trailing twelve months adjusted EBITDA is a non-GAAP financial measure and is defined as adjusted EBITDA for the twelve-month period ended on the date presented. The table above provides a reconciliation of trailing twelve month adjusted EBITDA to net income attributable to H.B. Fuller for the trailing twelve-month period presented, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	March 1, 2025	November 30, 2024	March 2, 2024
Total debt	$2,179,997	$2,010,639	$1,830,797
Less: Cash and cash equivalents	105,743	169,352	165,249
Net debt[19]	$2,074,254	$1,841,287	$1,665,548

Trailing twelve months18 / Year ended Adjusted EBITDA	$585,194	$593,855	$594,183
Net Debt-to-Adjusted EBITDA[19]	3.5	3.1	2.8

[19] Net debt and net debt-to-adjusted EBITDA are non-GAAP financial measures. Net debt is defined as total debt less cash and cash equivalents. Net debt-to-adjusted EBITDA is defined as net debt divided by trailing twelve months adjusted EBITDA. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to total debt, the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

H.B. FULLER COMPANY AND SUBSIDIARIES
REGULATION G RECONCILIATION
In thousands (unaudited)

	March 1, 2025	March 2, 2024	November 30, 2024
Trade receivables, net	$525,496	$525,689	$558,336
Inventory	468,323	490,179	467,498
Trade payables	450,401	460,649	491,435
Net working capital[20]	$543,418	$555,219	$534,399

Net revenue three months ended	$788,663	$810,419
Annualized net revenue[20]	3,154,652	3,241,676

Net working capital as a percentage of annualized revenue[20]	17.2%	17.1%

[20] Net working capital, annualized net revenue and net working capital as a percentage of annualized net revenue are non-GAAP financial measures. Net working capital is defined as trade receivables, net plus inventory less trade payables. Annualized net revenue is defined as net revenue for the three months ended on the date presented multiplied by four. Net working capital as a percentage of annualized net revenue is net working capital divided by annualized net revenue. The calculations of these non-GAAP financial measures are shown in the table above. The table above provides a reconciliation of each of these non-GAAP financial measures to the most directly comparable financial measure determined and reported in accordance with U.S. GAAP.

CONSOLIDATED BALANCE SHEETS
H.B. Fuller Company and Subsidiaries
(In thousands, except share and per share amounts)

	March 1,	November 30,
	2025	2024
Assets
Current assets:
Cash and cash equivalents	$105,743	$169,352
Trade receivables (net of allowances of $10,222 and $11,621, as of March 1, 2025 and November 30, 2024, respectively)	525,496	558,336
Inventories	468,323	467,498
Other current assets	114,588	104,019
Total current assets	1,214,150	1,299,205

Property, plant and equipment	1,794,291	1,864,558
Accumulated depreciation	(950,290)	(982,631)
Property, plant and equipment, net	844,001	881,927

Goodwill	1,624,347	1,532,221
Other intangibles, net	834,515	770,226
Other assets	443,893	449,665
Total assets	$4,960,906	$4,933,244

Liabilities, non-controlling interest and total equity
Current liabilities
Notes payable	$578	$587
Trade payables	450,401	491,435
Accrued compensation	67,271	106,005
Income taxes payable	15,986	24,225
Other accrued expenses	80,588	97,038
Total current liabilities	614,824	719,290

Long-term debt	2,179,419	2,010,052
Accrued pension liabilities	51,986	51,755
Other liabilities	336,316	322,299
Total liabilities	$3,182,545	$3,103,396

Commitments and contingencies

Equity
H.B. Fuller stockholders' equity:
Preferred stock (no shares outstanding) shares authorized – 10,045,900	-	-
Common stock, par value $1.00 per share, shares authorized – 160,000,000, shares outstanding – 54,189,853 and 54,657,103 as of March 1, 2025 and November 30, 2024, respectively	$54,190	$54,657
Additional paid-in capital	285,646	322,636
Retained earnings	1,925,724	1,924,761
Accumulated other comprehensive loss	(488,421)	(473,395)
Total H.B. Fuller stockholders' equity	1,777,139	1,828,659
Non-controlling interest	1,222	1,189
Total equity	1,778,361	1,829,848
Total liabilities, non-controlling interest and total equity	$4,960,906	$4,933,244

CONSOLIDATED STATEMENTS of CASH FLOWS
H.B. Fuller Company and Subsidiaries
(In thousands)

	Three Months Ended
	March 1, 2025	March 2, 2024
Cash flows from operating activities:
Net income including non-controlling interest	$13,264	$31,012
Adjustments to reconcile net income including non-controlling interest to net cash provided by operating activities:
Depreciation	21,717	23,168
Amortization	20,880	20,355
Deferred income taxes	5,837	(5,658)
Income from equity method investments, net of dividends received	(497)	(1,044)
Loss on the sale of a business	1,515	-
Gain on sale or disposal of assets	(46)	(86)
Share-based compensation	4,708	5,088
Change in assets and liabilities, net of effects of acquisitions:
Trade receivables, net	13,900	56,886
Inventories	(27,122)	(50,189)
Other assets	(295)	(9,064)
Trade payables	(14,272)	27,640
Accrued compensation	(37,913)	(31,862)
Other accrued expenses	(11,959)	(12,040)
Income taxes payable	(21,854)	(5,121)
Accrued / prepaid pensions	(1,988)	(2,126)
Other liabilities	(311)	(399)
Foreign currency remeasurement	(18,471)	791
Net cash (used in) provided by operating activities	(52,907)	47,351

Cash flows from investing activities:
Purchased property, plant and equipment	(32,984)	(43,293)
Purchased businesses, net of cash acquired	(162,032)	-
Purchase of cost method investment	(2,549)	-
Proceeds from sale of property, plant and equipment	477	568
Proceeds from the sale of a business	75,727	-
Net cash used in investing activities	(121,361)	(42,725)

Cash flows from financing activities:
Proceeds from issuance of long-term debt	526,300	195,000
Repayment of long-term debt	(359,535)	(203,250)
Net payment of notes payable	(164)	(276)
Dividends paid	(12,193)	(11,151)
Proceeds from stock options exercised	1,384	8,977
Repurchases of common stock	(44,377)	(6,208)
Net cash provided by (used in) financing activities	111,415	(16,908)

Effect of exchange rate changes on cash and cash equivalents	(756)	(1,922)
Net change in cash and cash equivalents	(63,609)	(14,204)
Cash and cash equivalents at beginning of period	169,352	179,453
Cash and cash equivalents at end of period	$105,743	$165,249